Exhibit 5.1

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

May 1, 2026

Dauch Corporation
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211

Dauch Corporation

American Axle & Manufacturing, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dauch Corporation, a Delaware corporation (“Dauch”), and American Axle & Manufacturing, Inc., a Delaware corporation (“AAM, Inc.” and together with Dauch, the “Registrants”), in connection with the preparation and filing by the Registrants and the entities listed on Schedule A hereto (collectively, the “Subsidiary Guarantors,”) of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants of (i) shares of Dauch’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Dauch’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities of AAM, Inc. (“Debt Securities”), (iv) guarantees of such Debt Securities by Dauch and/or the Subsidiary Guarantors (“Guarantees”), (v) warrants to purchase Debt Securities (the “Debt Warrants”), (vi) warrants to purchase Common Stock (the “Common Stock Warrants”) and (vii) shares of Common Stock underlying the Common Stock Warrants (the “Warrant Shares”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Registrants at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Debt Warrants, the Common Stock Warrants and the Warrant Shares are hereinafter referred to, collectively, as the “Securities.”

The Debt Securities and the Guarantees will be issued in one or more series pursuant to an indenture dated as of November 3, 2011, among AAM, Inc., as issuer, Dauch, as guarantor, certain subsidiary guarantors and U.S. Bank National Association, as trustee (name subsequently changed to U.S. Bank Trust Company, National Association, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 23, 2017, the Second Supplemental Indenture, dated as of May 17, 2017, the Third Supplemental Indenture, dated as of March 23, 2018, the Fourth Supplemental Indenture, dated as of May 14, 2024 and the Fifth Supplemental Indenture, dated as of March 31, 2026 (collectively, the “Indenture”). The Preferred Stock will be issued in one or more series and the relative powers, designation, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Debt Warrants will be issued pursuant to a warrant agreement (each, a “Debt Warrant Agreement”) to be entered into between AAM, Inc. and a bank or trust company, as warrant agent (each, a “Debt Warrant Agent”). The Common Stock Warrants will be issued pursuant to a warrant agreement (each, a “Common Stock Warrant Agreement”) to be entered into between Dauch and a bank or trust company, as warrant agent (each, a “Common Stock Warrant Agent”). Each Debt Warrant Agreement and Common Stock Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the Prospectus, the certificates of incorporation and by-laws of the Registrants, as amended, and such corporate records of the Registrants, certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrants.

Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware (“DGCL”), and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. When (i) the final terms of the Debt Securities have been duly established and approved by AAM, Inc.; (ii) the issuance and sale of the Debt Securities (including the Guarantees endorsed thereon) are duly authorized by all necessary action (corporate or otherwise); and (iii) such Debt Securities (including the Guarantees endorsed thereon) are duly executed by the Registrants and the Subsidiary Guarantors and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc., the Debt Securities and the Guarantees endorsed thereon will constitute legal, valid and binding obligations of the Registrants and the Subsidiary Guarantors, enforceable against the Registrants and each of the Subsidiary Guarantors in accordance with their terms.

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2. When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by Dauch in conformity with the DGCL and Dauch’s certificate of incorporation, and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Dauch (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3. When (i) the terms of the Preferred Stock have been established and approved by Dauch in conformity with the DGCL and Dauch’s certificate of incorporation; (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock is taken, including the adoption and filing of the Certificate of Designations relating thereto; and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Dauch (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

4. When (i) the terms of the Common Stock Warrants have been established and approved by Dauch; (ii) all corporate action necessary for the issuance and sale of the Common Stock Warrants is taken, including the adoption of a Common Stock Warrant Agreement relating thereto; (iii) the Common Stock Warrants or certificates representing the Common Stock Warrants are duly executed by Dauch, and such certificates have been countersigned by the applicable Common Stock Warrant Agent in accordance with the applicable Common Stock Warrant Agreement; and (iv) the Common Stock Warrants or certificates representing the Common Stock Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by Dauch, the Common Stock Warrants will constitute valid and legally binding obligations of Dauch, entitled to the benefits of the applicable Common Stock Warrant Agreement.

5. When (i) the terms of the Debt Warrants have been established and approved by AAM, Inc.; (ii) all corporate action necessary for the issuance and sale of the Debt Warrants is taken, including the adoption of a Debt Warrant Agreement relating thereto; (iii) the Debt Warrants or certificates representing the Debt Warrants are duly executed by AAM, Inc., and such certificates have been countersigned by the applicable Debt Warrant Agent in accordance with the applicable Debt Warrant Agreement; and (iv) the Debt Warrants or certificates representing the Debt Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by AAM, Inc., the Debt Warrants will constitute valid and legally binding obligations of AAM, Inc. entitled to the benefits of the applicable Debt Warrant Agreement.

6. When the Warrant Shares to be offered and issued by Dauch upon exercise of the Common Stock Warrants have been duly approved by Dauch in conformity with the DGCL and Dauch’s certificate of incorporation and, when issued by Dauch against payment in full of the consideration (which shall not be less than the par value of the Common Stock) and in accordance with the Common Stock Warrant, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

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The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Allen Overy Shearman Sterling US LLP

RA/im/dh

EK

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Schedule A

Subsidiary Guarantors

NAME	Jurisdiction of Incorporation
AAM Casting Corp.	Delaware
AAM International Holdings, Inc.	Delaware
AAM Powder Metal Components, Inc.	Ohio
AccuGear, Inc.	Delaware
ASP Grede Intermediate Holdings LLC	Delaware
ASP HHI Holdings, Inc.	Delaware
Auburn Hills Manufacturing, Inc.	Delaware
Colfor Manufacturing, Inc.	Delaware
HHI FormTech, LLC	Delaware
Impact Forge Group, LLC	Delaware
Jernberg Industries, LLC	Delaware
MD Investors Corporation	Delaware
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Performance Group, Inc.	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
MSP Industries Corporation	Michigan
Oxford Forge, Inc.	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Tekfor, Inc.	Delaware
AAM North America, Inc.	Delaware
AAM Mexico Holdings, LLC	Delaware
GKN America Corp.	Delaware
GKN Sinter Metals, LLC	Delaware
GKN Driveline North America, Inc.	Delaware
Hoeganaes Corporation	Delaware
GKN Driveline Newton, LLC	Delaware
GKN Driveline Bowling Green, Inc.	Ohio
GKN North America Investments, Inc.	Delaware
GKN Powder Metallurgy Holdings, Inc.	Delaware

Schedule A